EXHIBIT 23


                 LIVE ENTERTAINMENT INC. AND SUBSIDIARIES

                      CONSENT OF INDEPENDENT AUDITORS







                      Consent to Independent Auditors


     We consent to the incorporation by reference in the Registration Statements (Forms S-8 and S-3 No. 33-30862 and No. 33-38902, respectively) pertaining to the 1988 Stock Option and Stock Appreciation Rights Plan, and in the Registration Statement (Form S-8 No. 33-34489) pertaining to the LIVE Incentive Savings Plan of LIVE Entertainment Inc. and in the Related Prospectuses of our report dated April 1, 1994, with respect to the consolidated financial statements and schedules of LIVE Entertainment Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1993.




                                                  Ernst & Young



Century City
Los Angeles, California
April 13, 1994